[DESCRIPTION]  This is exhibit (10)d to CILCO's Exhibits

                         CENTRAL ILLINOIS LIGHT COMPANY
                      EVA-BASED INCENTIVE COMPENSATION PLAN

         Central Illinois Light Company (hereinafter "CILCO") EVA-BASED INCENTIVE COMPENSATION PLAN adopted by the Board of Directors of CILCO this 29th day of January 1991.

                                 ARTICLE I

                              Statement of Purpose


1.1 The purpose of the PLAN is to provide an incentive to officers and employees of CILCO to increase and maintain shareholder value by rewarding the achievement of this objective.

                                ARTICLE II

                               Definitions

         Unless the context provides a different meaning, whenever used in this PLAN, the following terms shall have the following meanings:

2.1 "Award" means the amount of money credited annually to the award bank of each Participant in accordance with the terms and conditions of the PLAN.

2.2 "Bank" means the account maintained for each PLAN Participant which includes the award(s) credited annually to the participant plus interest earned thereon.

2.3 "Board" means the Board of Directors of the Company.

2.4 "Capital" means, except where specifically noted on a Schedule attached hereto pertaining to each Participating Unit, the following components of Capital for each participating Unit of the Company:

         Current Assets
         Less: Non-interest bearing current liabilities
         Plus: Long Term Assets
         Less: Construction in Progress (CWIP)
                Accumulated Depreciation
                Accumulated Deferred Taxes
         Plus: Adjustments (if they exist)
                   LIFO Reserve
                   Present Value of Noncapitalized Leasesa
                   Cumulative Amortization of Goodwill
                   Cumulative FAS-90 Writedown
         Less: Deferred Expenses & Payments
     Notes:

          a. Minimum lease commitments discounted at long-term borrowing rate

2.5 "Capital Asset pricing Model" or "CAPM" is a method for calculation of the cost of capital

2.6 "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee to which the Board has delegated the responsibility for administering the PLAN.

2.7 "Company" means Central Illinois Light Company ("CILCO").

2.8 "Cost of Capital" or "C*" means the weighted average of the (after tax) cost of debt, common equity and preferred equity for the year in question. The Capital Asset pricing Model (CAPM) is used to estimate equity costs. Cost of Capital is calculated on a quarterly basis. A Schedule attached hereto sets forth the methodology for calculation of the Cost of capital. Cost of Capital is the same as "required return.

2.9 "Discretionary Award" has the meaning given at Paragraph 5.3 hereof.

2.10 "Economic value added" or "EVA" is an amount equal to the difference between the return management actually earns on capital and Cost of Capital. It is calculated as follows:

         EVA - (return earned - Cost of capital) x capital

2.11 "Employee" means a person who is employed by the Company.

2.12 "Established Award" has the meaning given at Paragraph 5.2 hereof.

2.13 "Improvement Award" means a percent of each year's increase in EVA.

2.14 "Maintenance Award" means a percent of a moving three-year average of the level of EVA.

2.15 "Net operating profit after tax" or "NOPAT" means the adjusted cash earnings attributable to the capital employed in the participating Unit for the Plan year to date. The components of NOPAT are as follows:

         operating Revenuesa
         Less: Operating Expenses
               Depreciation Expenses
               Sales, General and Administrative Expenses
               Non-Operating Incomea
               Cash Taxes on Operating Profitsb
         Plus: Goodwill Amortization Expense
         Plus: Increases in:
                   LIFO Reserve
                   Deferred Sales & Credits
         Less: Increases in:
                   Deferred Expenses & Debits


          Notes:
          a. Non-0perating revenues, expenses. and income will not ordinarily exist. Only extremely unusual items should be classed as Non-operating.
          b.  "Cash Taxes on Operating Profits" is calculated as follows:

                     Book Tax provision
                     Less: Increase in deferred ITC's
                           Tax at appropriate rate on any non-operating incomec
                     Plus: Tax saved on interest expensed

          Sub-Notes:

                c.  See footnote above
                d.  Calculate as:

                    (Interest Expensee) x (Marginal Tax Rate)

          Sub-Sub-Note:

                e. Include implicit interest expense on non-capitalized
                   leases:

                   (PV of Non-capitalized leases) x (capitalization rate)

2.16  "Participant" means an employee who is participating in the PLAN.

2.17 "PLAN" means the CILCO EVA-BASED INCENTIVE COMPENSATION PLAN, as set forth herein.

2.18  "Plan Year" shall be the period from 1 October through 30 September.

2.19 "Prime interest rate" means the month-end prime rate charged by the First National Bank of Chicago in Chicago, Illinois.

2.20  "Required return" means Cost of Capital or C*.

2.21 "Return on capital" or "R" or "Return" means NOPAT divided by beginning Capital balances for each of the four quarters contained within the Plan Year.

2.22 "Total performance Award" means the aggregate of the Award in any PLAN year for EVA Improvement and EVA Maintenance.

                                        ARTICLE III

                                  Participation

3.1 Participants. The Participants will include those officers and employees who most directly affect value creation. A list of Participants shall be established as soon as possible after commencement of each PLAN year.


3.2 Change in Participants. The addition or deletion of Participants shall be made upon the request of the Chief Executive Officer (CEO) of the Company subject to approval by the Committee. The Award Bank of each additional Participant shall be primed in the manner set forth at paragraph 4.4 hereof. The addition or deletion of a participant during any PLAN year may require an amendment to the Established Award allocation as described hare in at Article
V. Notice of any such amendment shall be given to each Participant whose allocable share of the Established Award is thereby changed.

3.3 Partial Participation. In any PLAN year the CEO may include Partial Participant(s) who share only in the Discretionary Award. Partial Partici-pants may be added or deleted at the discretion of the CEO of the Company without notice to other PLAN participants. No Award Bank shall be established for partial participants. Awards to partial participants shall be paid in cash.

                                       ARTICLE IV

                                         Awards

4.1 Use of EVA. The Total Performance Award shall be based upon the calcula-tion of EVA. It is not reduced by award payments to PLAN participants or partial Participants.

4.2 Calculation of EVA. Two performance results are calculated for the Company. These include the following:

         a.  Improvement in EVA

         b.  Three-year average of EVA.

A percentage of each is added to the incentive award pool. The percentages are referenced at paragraphs 4.3.1 and 4.3.2 hereof.

4.3 Total Performance Award Components. The total performance award in any plan year is determined based upon the sum of EVA measurements for improving performance and for maintaining value.

     4.3.1 EVA Improvement. The percent, specified on Schedule A attached hereto, of each year's change in EVA is credited to the Total performance Award. In the event of a decrease in EVA, a negative percent is calculated and the Total Performance Award is decreased accordingly.

     4.3.2 EVA Maintenance. The moving three-year average of the level of EVA is calculated and the percent, specified on the schedule A attached hereto, of the three-year average EVA is added to or subtracted from the Total Performance Award.

4.4 PLAN Start UP. In the initial year of operation, several adjustments are needed to make the PLAN workable. Calculation of an award for EVA improvement requires establishment of an EVA from the previous year. Calculation of beginning balances in the Award Banks requires having an ending balance from the previous year.

     4.4.1 First Year EVA Target. First year EVA targets will be the average of EVA for the Company for the five (5) years preceding the Plan year.

      4.4.2. Priming the Award Bank. To allow full incentives to be paid in the first year an employee is a full participant in the PLAN, each Award Bank shall be primed with an amount sufficiently large that, if an average award is earned, an average payment can be made. This amount shall be equal to twice the targeted bonus percentage of base salary. In that the amounts used to prime the Award Banks have not been earned by the Participants, no interest is earned on said amounts. The loan is amortized evenly over a five year period commencing in the third year of the PLAN. The loan shall be repaid without interest.

4.5 Adjustments to EVA. In order that the calculation of EVA will be fair during each separate year of the PLAN, adjustments will be made in the calculation of EVA where certain one-time events,acquisitions or dives-titures would otherwise significantly distort the award calculations.

     4.5.1 One Time Events. In the event assets are sold, it is possi-ble for EVA to increase or decrease sharply when gains or losses are realized. Although EVA in the year of such event is calculated to include the event, the target for the following years' EVA Improve-ment Award will exclude the event. The Maintenance Award in all years will include the event. Determination of what constitutes a one-time event will be made by the Committee.

     4.5.2 Acquisitions and Divestitures. In the event of acquisitions or divestitures, the EVA calculated for the operating results of an acquired or divested entity is added to or subtracted from, as the case may be, the ongoing calculations. The full price paid for the acquisition (including good will) is the capital base for the acquired company. A partial adjustment is made for transactions which occur during the year. One time gains from divestitures are treated as discussed at Paragraph 4.5.1 above.

     In the event of an acquisition of a company whose earnings are expected to increase substantially (eg., a company with a high P/E ratio), EVA may be negative at first and thereby discourage other-wise prudent acquisitions. In such cases, the Capital of the acquisition may be divided in two parts. The first, which will be used for the award calculation is an amount equal to an amount sufficient to allow the acquisition to exactly earn its Cost of Capital in the first year. The remainder of the purchase price is placed in a reserve account which is increased each year at an interest rate equal to the Acquisition's Cost of Capital. The reserve is amortized into the Capital base of the acquisition over a period of time equal to the earnings growth period. If the reserve amount is negative, no adjustment is made.

     4.5.3. Award Allocation Cap. Unless the Committee approves an allocation of awards in any PLAN year in which the Total Performance Award equals more than 200% of the aggregate base salaries, no allocation of awards in excess of 200% of aggregate base salaries shall be paid to participants during the PLAN year. Failure of the Committee to approve a Total Performance Award in excess of 200% of salaries may, at the Committee's discretion, result in allocation of a portion of such excess, deferral of all or a portion of the allocation of any such excess until the next PLAN year or forfeiture of said excess amount.

                                     ARTICLE V

                                Allocation of Award

5.1 Annual Allocation. The Total Performance Award is allocated annually among participants. Except as provided at paragraph 3.3 regarding partial Participants, each Participant's award is credited to the Award Bank main-tained for each Participant. Such crediting will occur as soon as possible after conclusion of each PLAN year. Although an Award Bank may, as a result of negative EVA, have a deficit, no PLAN Participant shall be required, at any time, to reimburse his/her Award Bank.

5.2 Established Award. Except in the event of an amendment as provided at paragraph 3.2 herein and further as provided at paragraph 5.4 hereof, in each PLAN year, the Committee, upon recommendation by the CEO, shall pre-determine an allocation to PLAN Participants such that 80% of the Total Performance Award will be allocated. This is the Established Award. Each participant will be notified of his/her allocable share of the Established Award as soon as possible after commencement of the PLAN year.

5.3 Discretionary Award. The discretionary Award is the remaining 20% of the Total Performance Award. It will be utilized to reward outstanding perfor-mance for one or more Participants or partial Participants. The Discretionary Award shall be allocated by the CEO of the Company, with the approval of the Committee at the conclusion of each PLAN year, provided that the allocation to the CEO of the Company of a Discretionary Award shall be at the same percentage as his/her allocable share of the Established Award for the PLAN year. The Committee may, in their discretion, increase or decrease the Discretionary Award to the CEO which increase or decrease shall not alter the Discretionary Awards determined by the CEO for other Participants and partial Participants.

5.4 Committee Adjustment or Suspension of Plan. In any PLAN year in which the CEO fails to recommend the allocation of the Established Award Paragraph
5.2 hereof, the Plan shall be suspended, except that the Plan shall not be suspended in the event the Committee in their discretion, either apply the allocation percentages from the previous PLAN year or establish new allocation percentages for the PLAN year.

5.5 Annual Review. Prior to the payment of the Awards in any PLAN year, the calculation of such Awards shall be reviewed by an independent party selected by the Audit Committee of the Board. The report of the independent party shall be delivered to the Committee as soon as possible after allocation of the Total Performance Award has been calculated.
                                   ARTICLE VI

                                Payment of Awards

6.1 Reporting Status of the Plan. A report of the current status of the plan shall be provided to Participants within 45 days after the close of each calendar quarter.

6.2 Award Banks. All allocations from the PLAN shall be credited to an individual Award Bank for each PLAN Participant. The Award Bank shall include the Award plus interest earned thereon less any payments therefrom. Award Banks are not secured by the Company and are 100 percent at risk. The Award Bank balance increases in the event of an Award and decreases if the Award is negative. Following the crediting of the Award for the prior year, one-third of the Award Bank balance of each Participant who has a positive Bank balance shall be distributed in cash to the Participant. No distribution shall be made in the event of a negative Bank balance. Although an Award Bank may, as a result of negative EVA or otherwise, have a deficit, no Plan Participant shall be required, except in the event of an overpayment, to reimburse his/her Award Bank.

6.3 Interest. Except as provided at paragraph 4.4.2 regarding loans to prime Award Banks, the amounts in the Award tanks will be credited monthly with interest at the prime interest rate. Negative bank balances will not earn or accrue interest.

6.4 Deferral of Payment. Amounts not paid from the Award Bank as specified hereinabove will be deferred and maintained in individual Award Banks for each Participant.

6.5 Accelerated Payment. Notwithstanding any other provisions of the PLAN to the contrary, upon the occurrence of a successful tender offer, where the purchase is by a person, or by a group as defined in section 14 (d)(2) of the securities Exchange Act of 1934, of 30% or more of the voting stock of the Company and subject to approval by the Committee, all Participants may receive immediate distribution of the entire amount in their Award Banks less any amounts used to prime an Award Bank as provided herein at Article IV, Section
D. 2 (paragraph 4.8). Each bank balance shall be payable upon demand from the Participant, with interest to the date of distribution.

                                    ARTICLE VII

                                   Termination

7.1 Termination by the Company.

          7.1.1. Termination of Plan. The PLAN may be terminated by the Board at any time and for any reason or no reason. Payment of Award Banks shall proceed as specified hereinabove at Paragraph 6.5 for accelerated payment.

          7.1.2. Committee Action. Upon recommendation by the CEO and with or without cause, any Participant may be terminated by the Committee from participation in the PLAN whether or not the Participant continues to be an employee. In such event, the Participant shall have no further right to any distribution from his/her Award Bank except that, at the discretion of the Committee, he/she way be granted a pro-rata allocation for the PLAN year in which he/she ceases to be a Participant and may be granted a full or partial distribution of his/her Bank balance.

          7.1.3. Sale of the Company. In the event a Participant ceases to be an employee because of a sale or transfer of the business of the Company to a person or entity not controlled, directly or indirectly, by the Company or a sale, lease, exchange or transfer of all or substantially all the assets of the Company, the Participant shall receive a distribution of the entire balance of his/her Bank at the time when distributions are :made in the year following the year that he/she ceases to be an employee less any amounts used to prime the Award Bank (paragraph 4.4).

7.2 Termination by the Participant.

          7.2.1. Death or Disability. Termination of participation in the PLAN results from death or disability of the Participant. Disabil-ity will be determined in accordance with other benefit provisions of the Company which define "disability." The entire Award Bank, less any amounts used to prime the Award Bank Paragraph 4.4.2. shall be distributed to the Participant or his/her legal representative when distributions are made in the year following the PLAN year in which the Participant died or became disabled.

          7.2.2. Retirement. A Participant who retires from the employment of the Company, as retirement shall, from time to time, be defined by the Company for purposes of awarding pension and other similar benefits, shall continue to receive distribution from his/her Award Bank as though he/she had continued to be an employee for a period of two (2) Plan years following the Plan year in which he/she retires. The distributions to such a retired Participant shall be the entire balance of his/her Award Bank less an amount used to prime the Award Bank Paragraph 4.4.2. The amount used to prime the Award Bank shall be deducted from the Participant's Award Bank on the first day of the first Plan Year following the date of retire-ment.

          7.2.3. Voluntary Quit. A Participant who voluntarily terminates employment with the Company other than to retire shall be deemed to have forfeited the balance in his/her Award Bank. However, at the recommendation of the CEO and upon approval by the Committee, the Participant may be granted a pro-rata allocation for the PLAN year in which his/her employment terminates and may be granted full or partial distribution of his/her Award Bank.

                                  ARTICLE VIII

                                   Forfeiture

8.1 Voluntary Quit. In the event a Participant voluntarily terminates employment with the Company and thereby forfeits all or a portion of his/her Award Bank, the balance remaining in the Award Bank shall be distributed or deleted and the Award Bank terminated.

8.2 Non-Allocation of Award. In the event of a suspension of the PLAN in any PLAN year, as provided herein at paragraph 5.4, the Total Performance Award for the subject PLAN year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA in any subsequent year.

                                     ARTICLE IX

                                     Limitations

9.1 No Continued Employment. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of employment and whether to terminate employment of any employee.

9.2 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable. or otherwise) to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his/her Award Bank and no officer or employee of the Company or any Participating Unit or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors.

9.3 Not a Part of Other Benefits. The benefits provided in this PLAN shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to PLAN Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the PLAN.

                                    ARTICLE X

                                    Authority

10.1 Committee Authority. Except as otherwise expressly provided herein, full power and authority to interpret and administer this PLAN shall be vested in the Committee.

10.2 Board of Directors Authority. The Board shall be ultimately responsible for administration of the PLAN. References made herein to the "Committee" assume that the Board of Directors has created a committee of its membership to administer the PLAN. In the event a Committee is not so designated, the Board shall administer the PLAN. The Board or its Committee, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the PLAN.

10.3 Annual Review. The PLAN shall be reviewed at least annually by the Audit Committee of the Board. It shall report its findings to the Board. The report prepared annually in accordance with the provisions of Paragraph 5.5 shall be provided to the Audit Committee.

                                       ARTICLE XI

                                         Notice

11.1 Any notice to be given pursuant to the provisions of the PLAN shall be in writing and directed to the appropriate recipient thereof at his/her business address or office location.

                                   ARTICLE XII

                                 Effective Date

12.1 This PLAN shall be effective as of 1 October 1990.

                                  ARTICLE XIII

                                   Amendments

13.1 This PLAN may be amended, suspended or terminated at any time at the sole discretion of the Board upon the recommendation of the Committee. Provided, however, that no such change in the PLAN shall be effective to eliminate or diminish the distribution of any Award that has been allocated to the Bank of a Participant prior to the date of such amendment, suspension or termination. Notice of any such amendment, suspension or termination shall be given promptly to each Participant.

                                   ARTICLE XIV

                                 Applicable Law


14.1 This PLAN shall be construed in accordance with the provisions of the laws of the State of Illinois.

                         CENTRAL ILLINOIS LIGHT COMPANY
                     EVA-BASED INCENTIVE COMPENSATION PLAN

Schedule A:  Central Illinois Light Company

         I.   Components of Capital

              (As defined in PLAN)

        II.   Cost of Capital (C*):

              C* - weighted average of the following components;

                   Cost of debt - (current borrowing rate) (l-t)

                   Cost of equity - [Quarterly avg. B) x 4.5%] + Quarterly

                   avg. LTCB

                   Cost of preferred - Quarterly avg. yield on preferred

Note: The D/C ratio is adjusted to reflect an estimate which neither improves nor detracts from the Company's overall credit. i.e. D/C should be the Participating Units targeted capital structure.

      Glossary: Avg - Average
                Beta - Beta Coefficient
                D/C - Debt/Capital
                LTGB - Long term government bond rate (30 years)
                t     - Marginal tax rate
                YTD - Plan year-to-date

     Sources: The following sources are recommended for Cost of Capital calculations:

                1. LTGB rate available from Federal Reserve Bulletin. Salomon Bros., Moody' s Bond Record etc.

                2. Beta calculated by the Company using methodology provided by ALCAR for an appropriate peer group of companies.

                3. Current borrowing rate and YTD yield available from current rating.

                4. Debt, equity and preferred percents taken against capital, as defined.

      III.   Components of NOPAT:
                     (As defined in PLAN)

       IV.   First-year EVA Target for Improvement Award:  1]

               V.   Award Payment Percentages:

               EVA Improvement    2.5% of EVA allocated to Total Performance
                                   Award
               EVA Maintenance    7.5% of EVA allocated to Total Performance
                                   Award


   1]  To be calculated using five-year average of EVA


   JGS:2022